AMENDMENT NO. 2 TO
                       RAMTRON INTERNATIONAL CORPORATION
                            1995 STOCK OPTION PLAN

Ramtron International Corporation's 1995 Stock Option Plan (the "Plan") shall be amended as follows:

The text of Section 3 of the Plan, entitled "Shares Reserved," is hereby amended to state the following:

  "The maximum aggregate number of Shares reserved for issuance pursuant to the Plan shall be 1,800,000 Shares or the number of shares of stock to which such Shares shall be adjusted as provided in Section 10 of the Plan . . . "

The text of Section 6(b) of the Plan, entitled "Terms and Conditions of Options - Number of Shares," is hereby amended to state the following:

  " . . . The maximum number of Shares, which may be awarded as Options under the Plan during any calendar year to any Optionee is 300,000 Shares. . . ."

Dated:  December 22, 1999

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